UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 15, 2014

Veeva Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36121	20-8235463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4637 Chabot Drive, Suite 210

Pleasanton, California 94588

(Address of principal executive offices, including zip code)

(925) 452-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In response to public statements regarding Veeva Systems Inc. (“Veeva”) and Genentech, Inc., A Member of the Roche Group (“Genentech”), Veeva today provided the following information.

The subscription agreement between Veeva and Genentech, for use of the Veeva CRM product by Genentech users in the United States (the “Genentech Agreement”), expired during Veeva’s fiscal second quarter, which ended July 31, 2013.

The financial impact of the expiration of the Genentech Agreement is reflected in Veeva’s previously provided financial results and guidance.

At no time in the last eight completed fiscal quarters was Genentech one of Veeva’s top 20 customers, as measured by revenue in the quarter.

Veeva does not believe the circumstances that led to the expiration of the Genentech Agreement are indicative of any trend among its customer base generally and are specific to the relationship between Genentech and Veeva.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veeva Systems Inc.

By:	/S/ TIMOTHY S. CABRAL
Timothy S. Cabral
Chief Financial Officer

Dated: January 15, 2014